Exhibit 4.10

                            SHAREHOLDERS AGREEMENT
                            ----------------------

          AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Agreement") dated
                                                             ---------
as of October 23, 2000 among CFW Communications Company, a Virginia corporation (the "Issuer"), Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson,
      ------
Anderson & Stowe IX, L.P., each a Delaware limited partnership (together, "WCAS"), and each of the other Persons listed on the signature pages hereof.
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Each of the parties to this Agreement (other than the Issuer) and any other
Person who, pursuant to the terms hereof, shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Holder".
                              ------

          WHEREAS, the parties hereto are the parties to a Shareholders Agreement dated as of July 11, 2000 and amended and restated as of July 26, 2000 (the "Original Shareholder Agreement"), and pursuant to Section 6.08 of the
      ------------------------------
Original Shareholder Agreement, the parties hereto desire to amend and restate the Original Shareholder Agreement;

          WHEREAS, the parties hereto are the parties to a Securities Purchase Agreement dated as of July 11, 2000 (as amended from time to time, the "Series B
                                                                        --------
Purchase Agreement") pursuant to which the Holders purchased Series B Shares (as
------------------
defined below) from the Issuer pursuant to and in accordance with the terms of the Series B Purchase Agreement;

          WHEREAS, the parties hereto are the parties to a Securities Purchase Agreement dated as of July 26, 2000 (as amended from time to time, the "Series C
                                                                        --------
Purchase Agreement" and, together with the Series B Purchase Agreement, the
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"Purchase Agreements") pursuant to which the Holders purchased Series C Shares
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(as defined below) from the Issuer pursuant to and in accordance with the terms of the Series C Purchase Agreement; and

          WHEREAS, the parties hereto desire to provide for certain rights and obligations relating to the capital stock of the Issuer and certain matters relating to the conduct of the business and the affairs of the Issuer following the date hereof.

          NOW, THEREFORE, the parties hereto agree as follows:

                                  ARTICLE 1.
                                   DEFINITIONS

SECTION 1.01   Definitions.  The following terms, as used herein, have the
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following meanings:

"Affiliate" means, with respect to any Person, any other Person, directly or
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indirectly, controlling, controlled by, or under common control with, such
Person; provided that, for purposes of this Agreement, (i) the Issuer shall not be treated as an Affiliate of any Holder or its Affiliates, (ii) a Holder and its Affiliates shall not be treated as Affiliates of the Issuer or its Affiliates or as Affiliates of any other Holder or such Holder's Affiliates solely by reason of its ownership interest in the Issuer, (iii) any portfolio company of a Holder shall not be treated as an Affiliate of such Holder and (iv) each individual Holder's Family Group shall be treated as an Affiliate of such Holder. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Auctions" means the Auction No. 35, the FCC's C, D, E and F Block Broadband PCS
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Spectrum Auction (Auction No. 22), and the FCC's D, E and F Block Broadband PCS
Spectrum Auction (Auction No. 11).

"Auction No. 35" means the FCC's C and F Block Broadband PCS Spectrum Auction
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(Auction No. 35).

"beneficial ownership" and "beneficially own" shall be determined in accordance
 --------------------       ----------------
with Rules 13d-3 and 13d-5 under the Exchange Act.

"Board of Directors" means the Board of Directors of the Issuer.
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"Business Day" means any day except a Saturday, Sunday or other day on which
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commercial banks in the City of New York are authorized by law to close.

"Commission" means the Securities and Exchange Commission or any successor
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commission or agency having similar powers.

"Common Shares" means shares of the common stock of the Issuer, no par value per
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share.

"Competitor" means any Person that is both (i) engaged in the business of
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providing telecommunication services offered by the Issuer and its Subsidiaries that generate at least 5% of the Issuer's consolidated revenues as of the date of the Issuer's most recent Form 10-K or 10-Q filed with the Commission and the revenues of such Person attributable to such services exceed $10 million annualized and (ii) a competitor of the Issuer operating in any of the Major Trading Areas in which the Issuer and its Subsidiaries are operating as of the time of the proposed Transfer.

"Daily Price" means, as of any date, (i) if the Common Shares then are listed
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and traded on the New York Stock Exchange, Inc.  ("NYSE"), the closing price on
                                                   ----
such date as reported on the NYSE Composite Transactions Tape; (ii) if the Common Shares then are not listed and traded on the NYSE, the closing price on such date as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the Common Shares then are not listed and traded on any such securities exchange, the last reported sale price on such date on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (iv) if the Common Shares then
                                  ------
are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such date as reported by NASDAQ.

"Designated Entity" is a Person that qualifies as an "entrepreneurial company"
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under 47 CFR (S)24-709(a) of the FCC Rules.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the
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rules and regulations promulgated thereunder.

"Family Group" means, with respect to an individual Holder, such Holder's spouse
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and descendants (whether natural or adopted) and any trust solely for the benefit of such Holder and/or such Holder's spouse, their respective ancestors and/or descendants (whether natural or adopted).

"FCC" means the Federal Communications Commission.
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"FCC Affiliate" means, with respect to any Person, an affiliate of such Person,
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as affiliate is defined in 47 CFR (S)24-709(a) of the FCC Rules.

"FCC Rules" means the FCC's rules and regulations relating to any spectrum
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obtained by the issuer in the Auctions.

"Fully-Diluted Basis" means taking into account all outstanding Common Shares,
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shares issuable in respect of stock appreciation rights or options, warrants and other rights to purchase or subscribe for Common Shares or securities convertible into or exchangeable for Common Shares.

"group" shall have the meaning set forth in Section 13(d)(3) of the Exchange
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Act.

"Initial Holders" means WCAS, the other Persons listed on the signature pages
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hereof (other than the Issuer) and their respective Permitted Transferees.

"Initial Holdings" means the Preferred Shares issued to WCAS and the other
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Persons listed on the signature pages hereof pursuant to the Purchase Agreements and/or the Common Shares into which such Preferred Shares may initially be converted.

"Person" means an individual, partnership, corporation, limited liability
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company, trust, joint stock company, association, joint venture, or any other entity or organization.

"Permitted Transferee" means any Person that becomes a Holder under this
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Agreement by acquiring any of the Initial Holdings from any other Holder.

"Preferred Shares" means the Series B Shares and the Series C Shares.
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"Prohibited Transferee" means, at the time of any proposed Transfer, (i) any
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Competitor, (ii) any Person who directly or indirectly owns 15% or more of the outstanding voting securities of any Competitor and has the right to representation on the board of directors of such Competitor or (iii) any Person who has signed a binding contract to acquire one or more Competitors in connection with a consolidation or roll up of related companies, or otherwise.

"Public Offering" means any underwritten public offering of equity securities of
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the Issuer pursuant to an effective registration statement under the Securities
Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

"Qualifying Spectrum" means any additional spectrum obtained in Auction No. 35
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with build-out requirements that will not be satisfied by satisfying the build-
out requirements that apply to
spectrum owned by the Issuer prior to the date of obtaining such additional spectrum in Auction No. 35.

"Registering Holders" means Holders whose Registrable Shares are covered by or
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offered pursuant to a registration statement filed pursuant to Article 3.

"Registrable Shares" means (i) all Preferred Shares acquired by or issued or
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issuable to, Holders on or after the date hereof; (ii) all Common Shares acquired by or issued or issuable to, Holders on or after the date hereof, including the Common Shares issued or issuable upon conversion of the Preferred Shares and (iii) any equity securities, whether of the Issuer or any other person, issued or issuable to Holders with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination or exchange of shares, recapitalization, merger, consolidation or other reorganization. Registrable Shares shall cease to be Registrable Shares when (x) they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144, (y) such Common Shares or Preferred Shares shall have ceased to be outstanding or (z) they are held or proposed to be distributed by a Person that is not a Holder, except with respect to any Transfer to an Affiliate of such Holder or to the partners, shareholders or members of such Holder.

"Registration Expenses" means all expenses incident to the Issuer's performance
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of or compliance with Article III hereof, including without limitation, (i)
registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer,
(vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) reasonable fees and expenses of one separate firm of attorneys for the Registering Holders (which counsel shall be selected by the Registering Holders selling securities constituting a majority of all securities to be included in such registration) and (ix) fees and expenses of listing the Registrable Shares on a securities exchange or market for trading; but shall not include any underwriting fees or discounts or commissions attributable to the sale of Registrable Shares.

"Requesting Holders" has the meaning given to it in Section 3.01(a)(i).
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"Securities Act" means the Securities Act of 1933, as amended, and the rules and
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regulations promulgated thereunder.

"Series B Shares" means shares of Senior Cumulative Convertible Preferred Stock,
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Series B, no par value per share, of the Issuer.

"Series C Shares" means shares of Senior Cumulative Convertible Preferred Stock,
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Series C, no par value per share, of the Issuer.

"Shares" means the Common Shares and the Preferred Shares.
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"Subsidiary" means any entity of which ownership interests having ordinary
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voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Issuer.

"Transaction Agreements" means this Agreement, the Purchase Agreements, the
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Warrant Agreement (as defined in the Series B Purchase Agreement) and the
Articles of Amendment to the Issuer's Articles of Incorporation for each of the Series B Shares and the Series C Shares.

"Transfer" means, with respect to any security, (i) when used as a verb, to
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sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such security or any interest therein or any agreement or commitment to do any of the foregoing.

"Voting Limit Termination Date" means the earlier to occur of (i) the date on
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which the Issuer is no longer required to qualify as a Designated Entity in order to be in material compliance with the FCC Rules, (ii) in the event that the Issuer fails to obtain Qualifying Spectrum in Auction No. 35 or Auction No. 35 is cancelled, any date which WCAS declares to be the Voting Limit Termination Date, provided that WCAS provides the Issuer with not less than 10 business days notice of such date, which notice cannot take effect earlier than April 28, 2002, or (iii) in the event the Issuer obtains Qualifying Spectrum in Auction No. 35, any date which WCAS declares to be the Voting Limit Termination Date, provided that WCAS provides the Issuer with not less than 10 business days notice of such date, which notice cannot take effect before the earlier to occur of (a) the eighteen (18) month anniversary of the date the Issuer receives official notification from the FCC of the grant of such Qualifying Spectrum and
(b) September 30, 2002.

"Voting Securities" means all securities of the Issuer entitled, in the ordinary
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course, to vote in the election of directors of the Issuer.

                                  ARTICLE 2.
                RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

SECTION 2.01   General Restrictions. Each Transfer of Shares must be made in
               --------------------
compliance with the Securities Act, any applicable state and foreign securities law and this Article 2. Each Holder understands and agrees that the Shares have not been registered under the Securities Act and that they are restricted securities. Any attempt to Transfer, pledge, grant a security interest in, or otherwise encumber any Shares not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's transfer records to such Transfer, pledge, grant or encumbrance. In addition, each Holder agrees that, except with respect to any Transfer to an Affiliate of such Holder or to the partners, shareholders or members of such Holder (i) any proposed Transfer of Preferred Shares prior to July 11, 2002 shall require the prior written approval of the Issuer, and (ii) any proposed Transfer of Preferred Shares to a Prohibited Transferee on or after July 11, 2002 shall require the prior written approval of the Issuer.

SECTION 2.02   Agreement to Be Bound. No Transfer of Shares otherwise permitted
               ---------------------
pursuant to Article 2 (other than Transfers pursuant to a Public Offering or Rule 144 (or any successor provision) under the Securities Act (as such rule may be amended from time to time, "Rule 144") or Transfers to the Issuer) shall be
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effective unless (i) the certificates representing such Shares delivered to such transferee shall bear the legend set forth in Section 2.03, if required by such Section, and (ii) prior to such Transfer, (A) such transferee (if not already a party to this Agreement) shall have executed and delivered to the Issuer an instrument or instruments substantially in the form of Exhibit A hereto confirming that such transferee has agreed to be bound as a "Holder" by the terms of this Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Issuer and shall include the address of such transferee to which notices hereunder shall be sent and (B) if so requested by the Issuer, upon receipt of an opinion of counsel (which shall be reasonably acceptable to the Issuer) to the effect that such Shares may be sold or transferred pursuant to an exemption from registration under the Securities Act; provided that the provisions of clause (ii) above shall not be applied to any Transfer by a Holder of any of its Shares to the Affiliates, partners, members or securityholders of such Holder pursuant to a distribution in respect of the partnership interests, membership interests or other ownership interests of such Holder, except with respect to a Transfer prior to the Voting Limit Termination Date that would cause the Issuer to be in violation of the FCC Rules in which event such Transfer shall be subject to clause (ii) above.

SECTION 2.03   Legends.
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(a)  Each certificate evidencing outstanding Shares acquired by any Holder shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF JULY 26, 2000, A COPY OF WHICH WILL BE FURNISHED BY THE ISSUER UPON REQUEST AND WITHOUT CHARGE.

(b) If any Shares (i) shall cease to be Registrable Shares, (ii) may be sold pursuant to Rule 144(k) or otherwise in the public market without being registered under the Securities Act or (iii) are sold pursuant to Rule 144 (other than Rule 144(k)) to a person who is not an Affiliate of the Issuer, upon the written request of the holder thereof, the Issuer shall issue, in the case of clauses (i) and (ii) above, to such holder and, in the case of clause (iii), to the purchaser thereof, a new certificate evidencing such Shares without the first sentence of the legend required by Section 2.03(a) hereof endorsed thereon. If any Shares shall cease to be subject to the restrictions on Transfer set forth in this Agreement, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the second sentence of the legend (or the reference therein to the applicable agreement) required by Section 2.03(a) hereof endorsed thereon.

                                  ARTICLE 3.
                              REGISTRATION RIGHTS

SECTION 3.01   Demand Registration Rights.
               --------------------------

(a)  Registration on Request. Subject to Section 3.06, at any time after the
     -----------------------
date hereof, the holders of at least a majority of the then outstanding Registrable Shares (on an as converted basis) may make a written request that the Issuer effect a registration under the Securities Act of all or any portion of such Holder(s) Registrable Shares. Each such request will specify the number of shares of Registrable Shares proposed to be sold and will also specify the intended method of disposition thereof. The Issuer will promptly give written notice of such requested registration to all other Holders of Registrable Shares and thereupon will effect, as promptly as practicable, the registration under the Securities Act of:

(i) the Registrable Shares which the Issuer has been so requested to register by the Holders requesting such registration (the "Requesting Holders") pursuant
                                                  ------------------
to this Section 3.01; and

(ii) the Registrable Shares which the Issuer has been requested to register by all Holders (other than such Requesting Holders) by written request given to the Issuer within 15 days after the giving of such written notice by the Issuer;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; provided that:

(x) with respect to all requests for registration of any Registrable Shares held by Holders (other than the last request), the Registrable Securities requested to be included in such registration have an aggregate market value of at least $10 million as of the close of business on the trading day immediately preceding such request;

(y) subject to Section 3.01(f), the Issuer shall not be obligated to effect more than four registrations pursuant to this Section 3.01; and

(z)  at the time of any request to register Registrable Shares pursuant to this
Section 3.01, if the Board of Directors determines in its good faith judgment that the Issuer should not file any registration statement otherwise required to be filed pursuant to Section 3.01(a) because the Issuer intends to conduct a public offering of its equity securities as contemplated by Section 3.02 or because the Issuer is engaged in any financing, acquisition or other material transaction which would require the Issuer to disclose material non-public information, the Issuer shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 90 days from the date of the request), the filing of such registration statement and shall promptly give the Requesting Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Such right to delay a request for registration pursuant to this Section 3.01 may not be exercised more than once in any 12-month period. If the Issuer shall so postpone the filing of the registration statement, the Requesting Holders proposing to sell securities constituting a majority of all securities requested to be included by all Requesting Holders (the "Majority
                                                                    --------
Requesting Holders") shall have the right to withdraw (without prejudice to
------------------
their rights under clause (y) above) the request for registration by giving written notice to the Issuer within 30 days after receipt of the notice of postponement.

Promptly after the expiration of the 15-day period referred to in clause (ii) above, the Issuer shall notify each holder of Registrable Shares to be included in the registration of the other holders requesting Registrable Shares to be included therein and the number of Registrable Shares requested to be included therein. The Majority Requesting Holders may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any other holder holding Registrable Shares requested to be registered pursuant to clause (ii) above, by providing a written notice to the Issuer revoking such request; and such revocation shall be without prejudice to the rights of the Holders under clause (y) above.

(b)  Priority Participation in Requested Registrations. If the managing
     -------------------------------------------------
underwriter shall advise the Issuer that, in its view, the number of securities requested to be included in such registration (including securities which the Issuer may request to be included which are not Registrable Shares) exceeds the largest number of securities which can be sold in an orderly manner in such offering within a price range acceptable to holders of a majority of the Registrable Shares initiating such registration and without having a material adverse effect on such offering (the "Maximum Offering Size"), the Issuer will
                                      ---------------------
include in such registration:

(i) first, the Registrable Shares requested to be included in such registration, allocated (if necessary) among the holders of such Registrable Shares pro rata based on the number of Registrable Shares requested to be included in such registration; and

(ii) second, Common Shares to be sold for the account of other Persons (including the Issuer), with such priorities among them as the Issuer shall determine.

(c)  Registration Statement Form.  Registrations under this Section 3.01 shall
     ---------------------------
be on such appropriate registration form of the Commission (i) as shall be selected by the Issuer, subject to Section 3.01(a), and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of such Registrable Shares in accordance with the method or methods of disposition intended on the part of the Requesting Holders who initiated the request. Notwithstanding anything herein to the contrary, if, pursuant to a registration request under this Section 3.01, the Issuer proposes to effect registration by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) and any managing underwriter shall advise the Issuer in writing that, in its opinion, the use of another form of registration statement would improve the likelihood of the success of such proposed offering, then such registration shall be effected on such other form.

(d)  Expenses.  The Issuer will pay promptly all Registration Expenses in
     --------
connection with the registration requests made pursuant to this Section 3.01.

(e)  Underwriters.  The managing underwriter or underwriters of any Public
     ------------
Offering effected pursuant to this Section 3.01 shall be selected by the Majority Requesting Holders, which selection shall be reasonably satisfactory to the Issuer. The price, terms and provisions of such offering shall be subject to the approval of the Requesting Holders. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares. The Holders shall not be required by the Issuer to make any representation or warranty in the underwriting agreement in connection with such offering other than as to their ownership and authority to Transfer, free of liens, claims and encumbrances (other than those that arise under the terms of this Agreement).

(f) Unless at least 75% of the Registrable Shares requested to be registered by the Requesting Holders are included in such registration, such registration will not count as one of the four registrations referenced in clause (a)(y) of
Section 3.01.

SECTION 3.02   Piggy-Back Registration Rights.
               ------------------------------

(a)  Right to Include Registrable Shares.  Subject to Section 3.06, if the
     -----------------------------------
Issuer at any time proposes to register any of its equity securities under the Securities Act (other than (i) by a registration on Form S-4, Form S-8 or any successor or similar form, (ii) pursuant to a registration requested pursuant to
Section 3.01, (iii) in connection with a direct acquisition by the Issuer of another Person or (iv) pursuant to an employee share purchase plan, dividend reinvestment plan or similar plan of the Issuer), in each case whether or not for sale for its own account, it will at each such time give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to all Holders of Registrable Shares of its intention to do so and of such Holders' rights under this Section 3.02. Any such notice shall offer all such Holders, subject to Section 3.06, the opportunity to include in such registration such number of Registrable Shares as each such Holder may request. Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Shares intended to be disposed of by such Holder), the Issuer will use its best efforts to effect the registration with the Commission under the Securities Act and any related qualification or other compliance of all Registrable Shares which the Issuer has been so requested to register, to the extent required to permit the disposition of the Registrable Shares to be so registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer shall give written notice of such determination to each Holder and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to do so, to request that such registration be effected as a registration under Section 3.01, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other securities. Each Holder holding Registrable Shares requesting to be included in such registration may elect, in writing not less than 5 Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration; provided that any such holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or if none, prior to the registration statement becoming effective. No registration effected under this Section 3.02 shall relieve the Issuer of its obligation to effect any registration upon request under Section 3.01. The Issuer will pay promptly all

Registration Expenses in connection with each registration of Registrable Shares requested pursuant to this Section 3.02.

(b)  Priority in Incidental Registrations.  If a registration pursuant to this
     ------------------------------------
Section 3.02 involves a Public Offering and the managing underwriter shall advise the Issuer that, in its view, the number or proposed mix of securities (including all Registrable Shares) which the Issuer, the Holders and any other Persons intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the priority listed below, securities up to the Maximum Offering Size:

(i)  first, the equity securities the Issuer proposes to sell;

(ii) second, the Registrable Shares requested to be included in such registration, allocated (if necessary) among the holders of such Registrable Shares pro rata based on the number of Registrable Shares requested by them to be included in such registration; and

(iii) third, equity securities to be sold for the account of other Persons having incidental registration rights with such priorities among them as the Issuer shall determine.

SECTION 3.03   Registration Procedures.  If the Issuer is required to effect the
               -----------------------
registration of any Registrable Shares under the Securities Act as provided in
Section 3.01 or 3.02, the Issuer will, as promptly as possible:

(a) prepare and file with the Commission a registration statement on an appropriate form (subject to 3.01(c)), and thereafter use its best efforts to cause such registration statement to become effective and to remain effective pursuant to the terms of the underwriting agreement and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified pursuant to the terms of the underwriting agreement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the lesser of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Registering Holders thereof set forth in such registration statement and (ii) 120 days; provided that the Issuer will, at least 5 Business Days (or at least 3 Business Days in the case of incidental registrations) prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Registering Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5-Business Day period (or 3-Business Day period, as the case may be) and the Issuer will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing;

(b) furnish to each Registering Holder and to any underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), the prospectus contained in such registration statement

(including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, documents incorporated by reference in such registration statement, amendment, supplement or prospectus and such other documents (in each case including all exhibits), as a Registering Holder or underwriter may reasonably request;

(c) after the filing of the registration statement, promptly notify each Registering Holder of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Registering Holder of such lifting or withdrawal of such order;

(d) use its best efforts to register or qualify all Registrable Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Registering Holders holding a majority of the Registrable Shares to be included in such registration or the underwriter shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Registering Holders to consummate the disposition in such jurisdictions of the securities owned by such Registering Holders, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.03(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) use its reasonable best efforts to cause all Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Registering Holders to consummate the disposition of such Registrable Shares;

(f) furnish to each Registering Holder and to each underwriter, if any, a signed counterpart of: (i) an opinion of counsel for the Issuer addressed to such Holder and underwriter on which opinion both Holder and such underwriter are entitled to rely and (ii) a "comfort" letter signed by the independent public accountants who have certified the Issuer's financial statements included in such registration statement, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably request. The Issuer will use its commercially reasonable efforts to have such comfort letters addressed to each Registering Holder;

(g) immediately notify each Registering Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and as promptly as practicable under the circumstances prepare and furnish to such Registering Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances under which they were made;

(h) make available for inspection by any Registering Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records,
                                ----------
pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due
 -------
diligence responsibility, and shall cause (i) the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors and (ii) the senior management of the Issuer and its Subsidiaries to participate in any "road show" presentations to investors for such period of time as is reasonably requested by the managing underwriters, in each case in connection with such registration statement. Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such information is made generally available to the public. Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(i) use its reasonable best efforts to list all Registrable Shares covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Shares is then listed or traded; and

(j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

The Issuer may require each Registering Holder to promptly furnish to the Issuer, as a condition precedent to including such Registering Holder's Registrable Shares in any registration, such written information regarding such Registering Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing.

Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3.03(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.03(g) and, if so directed by the Issuer, will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus and any amendments or supplements thereto relating to such Registrable Shares current at the time of receipt of such notice. In the event the Issuer shall give such notice, the Issuer shall extend the period during which the effectiveness of such registration statement shall be maintained by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.03(g) to the date when the Issuer shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 3.03(g).

SECTION 3.04 Participation in Underwritten Registrations. No Person may
             -------------------------------------------
participate in any Public Offering pursuant to Section 3.01 or 3.02 unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Issuer or the underwriters (other than representations and warranties regarding such holder, such holder's ownership and authority to transfer free of liens, claims and encumbrances, and such holder's intended method of distribution) or to undertake any indemnification obligations to the Issuer or the underwriters with respect thereto, except as otherwise provided in Section 3.05(b).

SECTION 3.05 Indemnification.
             ---------------

(a)  Indemnification by the Issuer. The Issuer agrees to indemnify and hold
     -----------------------------
harmless each Registering Holder, its officers, directors, partners and agents and each Person, if any, who controls such Registering Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened in respect thereof), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, reports required and other documents filed under the Exchange Act, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (together with any documents incorporated therein by reference) relating to the Registrable Shares or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by Issuer of any federal, state, foreign or common law rule or regulation and relating to action or inaction in connection with any such registration, disclosure document or other document and the Issuer will reimburse such Registering Holders, their officers, directors, partners and agents and each Person, if any, who controls such Registering Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act for any legal or any other expenses reasonably incurred by them including any amounts paid in any settlement in connection with investigating or defending such loss, claim, damage, liability or expense, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by such Registering Holder or on such Registering Holder's behalf expressly for use therein. The Issuer also agrees to indemnify any underwriters of the Registrable Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Registering Holders provided in this Section 3.05(a).


(b)  Indemnification by the Registering Holders. Each Registering Holder agrees,
     ------------------------------------------
severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Registering Holder, but only with respect to information furnished in writing by such Registering Holder or on such Registering Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus. Each Registering Holder's obligation to indemnify pursuant to this Section is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint, and in any event shall be limited to the net cash proceeds of the offering actually received by such Holder.

(c)  Conduct of Indemnification Proceedings.  In case any proceeding (including
     --------------------------------------
any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3.05, such Person (an "Indemnified Party") shall promptly notify the Person against whom
            -----------------
such indemnity may be sought (the "Indemnifying Party") in writing and the
                                   ------------------
Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Party that had the largest number of Registrable Shares included in such registration. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties for and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

SECTION 3.06   Shelf Registration. Notwithstanding anything herein to the
               ------------------
contrary, if the Issuer prepares and files with the Commission a shelf registration statement on an appropriate form relating to all (but not less than all) of the Registrable Shares of the Holders in accordance with Rule 415 under the Securities Act (the "Shelf Registration Statement"), the registration rights
                         ----------------------------
of the Holders pursuant to Sections 3.01 and 3.02 shall be suspended for so long as such Shelf Registration Statement is maintained continuously effective and in compliance with the Securities Act and usable for resale of Registrable Shares. The provisions set forth in Section 3.01(d), the last sentence of Section 3.02(a), Section 3.03, Section 3.04 and Section 3.05 shall, to the extent relevant, apply to any such Shelf Registration Statement. In the event that the Shelf

Registration Statement is withdrawn or ceases to be effective for any reason, the Holder's rights under Sections 3.01 and 3.02 shall be reinstated in accordance with their original terms without any action by any party.

SECTION 3.07   Holdback Agreements.
               -------------------
(a) Each holder of Registrable Shares hereby agrees not to, directly or indirectly, effect any public sale or distribution (including sales pursuant to Rule 144) or any short sales of equity securities of the Issuer, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 day period beginning on the effective date of any Public Offering pursuant to Sections 3.01 or 3.02 hereof (except as part of such Public Offering), unless the underwriters managing the Public Offering otherwise agree.

(b) The Issuer agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Public Offering pursuant to Sections 3.01 or 3.02 hereof (except as part of such Public Offering or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing the Public Offering otherwise agree.

                                  ARTICLE 4.
                        CORPORATE GOVERNANCE; COVENANTS

SECTION 4.01   Board of Directors.
               ------------------

(a) For so long as the Initial Holders hold an aggregate number of Shares totaling at least 40% of the Initial Holdings, then the holders of a majority of the outstanding Shares held by the Initial Holders shall be entitled (i) to nominate two director nominees to the Board of Directors (each, a "Preferred
                                                                   ---------
Share Director") and (ii) to nominate at least one Preferred Share Director to
--------------
each committee or subcommittee of the Board of Directors. If at any time the Initial Holders hold an aggregate number of Shares totaling less than 40% of the Initial Holdings, but for so long as they hold an aggregate number of Shares totaling at least 10% of the Initial Holdings, the holders of a majority of the outstanding Shares held by the Initial Holders shall be entitled to nominate one Preferred Share Director and to nominate such Preferred Share Director to each committee or subcommittee of the Board of Directors. The Issuer agrees to use its best efforts to take all actions necessary to have such director nominees elected to the Board of Directors and appointed to such committees and subcommittees, including nominating such designee, including the designee in the Issuer's proxy statement, recommending a vote for such designee and casting proxies given to the Issuer in favor of such designee. If the Initial Holders for any reason fail to nominate anyone to fill any such directorship, such position shall remain vacant until such time as the Initial Holders nominate a director to fill such position and such directorship shall not be filled by resolution or vote of the Issuer's Board of Directors or the Issuer's other stockholders. At least two Business Days prior to any nomination of a Preferred Share Director, the Initial Holders shall notify the Issuer, the Issuer's Chief Executive Officer or the Issuer's Chairman of the Board of Directors of the identity of such Preferred Share Director. The Initial Holders shall permit the Issuer to consult with them regarding such nominee; provided, that nothing herein shall confer on the Issuer any approval, consent or veto right with respect to such nominee and the Initial Holders shall retain the right to nominate any person they choose. For purposes of this Section 4.01(a), "a majority of the outstanding Shares held by the Initial Holders" shall mean a majority of the votes represented by the Common Shares and Preferred Shares held by the Initial Holders, counting each Common Share as one vote and each Preferred Share as a number of votes equal to the number of Common Shares into which such Preferred Share could convert.

(b) For so long as the Initial Holders are entitled to elect at least one director, the Issuer shall use its best efforts to ensure that there are no more than 11 members of the Board of Directors unless WCAS consents to a larger Board of Directors.

(c) The Issuer hereby agrees to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary to give effect to the rights of the Initial Holders hereunder.

(d) The directors nominated pursuant to Section 4.01(a) shall be entitled to receive the same compensation and benefits (including equity-based compensation) that are provided to the other non-executive members of the Board of Directors.

(e) For so long as the Initial Holders hereunder retain their right to nominate directors pursuant to Section 4.01(a), the Issuer shall maintain policies of directors and officers liability insurance, with financially sound and reputable insurers, having terms that are customary for companies similarly situated.

(f) The provisions contained in this Section 4.01 are intended to operate in conjunction with the provisions contained in paragraph 6(b) of the Issuer's Articles of Amendment for the Series B Shares (the "Articles of Amendment"),
                                                    ---------------------
such that: (i) at any time when the holders of the Series B Shares are entitled to elect two directors pursuant to the Articles of Amendment, then the Initial Holders shall not have a separate right to nominate directors pursuant to the provisions of this Section 4.01; (ii) at any time when the holders of the Series B Shares are entitled to elect only one director pursuant to the Articles of Amendment, then, if pursuant to the provisions of this Section 4.01 (disregarding the Articles of Amendment) the Initial Holders would be entitled to nominate two Preferred Share Directors, then the Initial Holders shall be entitled to nominate one Preferred Share Director pursuant to this Section 4.01; and (iii) at any time when the holders of the Series B Shares are not entitled to elect any directors pursuant to the Articles of Amendment, then the provisions of this Section 4.01 shall apply in their entirety without regard to this subsection (f).

(g) Notwithstanding anything to the contrary contained herein or in the Articles of Amendment, and notwithstanding the fact that, on the date hereof, WCAS, persons affiliated with WCAS, and Morgan Stanley Dean Witter Equity Funding, Inc. ("MSDW") are collectively the holders of all of the Shares held by the Initial Holders, from the date hereof until the Voting Limit Termination Date, WCAS and persons Affiliated with WCAS, as the holders of the majority of the Shares held by the Initial Holders, shall have the right to nominate no more than a number of directors that represents 14.9% of the Board of Directors, which for so long as the Board of Directors is constituted of 11 persons shall be one (1) Preferred Share Director and such persons hereby agree that Anthony
J. de Nicola shall be such nominee and MSDW, as the holder of the majority of the Shares held by the Initial Holders other than WCAS, shall not have the right to nominate any directors. Promptly following the Voting Limit Termination Date, WCAS shall have the right to nominate one (1) additional director to the Board of Directors provided that prior to such time there has not been appointed to the Board of Directors a second WCAS designated director.

SECTION 4.02   Voting.
               ------

(a) Unless the requisite holders of the Common Shares have approved a higher level of voting, so long as WCAS or any of its Affiliates own any Preferred Shares, the maximum number of votes which WCAS shall be entitled to cast (on any matter requiring the vote of the holders of the Common Shares) shall not exceed the number of votes equal to 19.9% of the number of votes that are entitled to be cast by all holders of the Issuer's Voting Securities entitled to vote on any particular matter, notwithstanding the number of votes otherwise represented by the Preferred Shares and other Voting Securities of the Issuer held by WCAS and its Affiliates. Unless the requisite holders of the Common Shares have approved a higher level of voting, any votes with respect to Voting Securities in excess of the 19.9% specified in the sentence above will be voted proportionately with the shares held by the Issuer's public shareholders (i.e., persons who are not either affiliates (as defined in Rule 13e-3 under the Exchange Act) or 5% owners of the Voting Securities of the Issuer). The Issuer will cooperate with WCAS and its Affiliates and will take all steps necessary to ensure that the votes of WCAS and its Affiliates are cast in compliance with this subsection.

(b) Notwithstanding anything to the contrary herein, WCAS agrees that, from the date hereof until the Voting Limit Termination Date, the maximum number of votes which WCAS, together with its FCC Affiliates, shall be entitled to cast (on any matter requiring the vote of the holders of the Common Shares) shall not exceed the number of votes equal to 14.9% of the number of votes that are entitled to be cast by all holders of the Issuer's Voting Securities entitled to vote on any particular matter, notwithstanding the number of votes otherwise represented by the Preferred Shares and other Voting Securities of the Company held by WCAS and its FCC Affiliates. Subject to the limitations contained herein and in the Articles of Amendment, WCAS may grant to MSDW an irrevocable proxy that does not terminate until the Voting Limit Termination Date to cast any votes in excess of the 14.9% specified in the sentence above that WCAS would otherwise be entitled to cast with respect to shares it holds in accordance with the other terms hereof and the Articles of Amendment, provided that voting of such shares by MSDW shall not result in MSDW casting a number of votes that exceeds the number of votes equal to 9.9% of the number of votes entitled to be cast by all holders of the Issuer's Voting Securities entitled to vote on any particular matter. From the date hereof until the Voting Limit Termination Date, any votes in excess of those that can be cast by WCAS and those that WCAS could have otherwise cast and which are voted by MSDW will be voted proportionately with the shares held by the Issuer's public shareholders (i.e. persons who are not either FCC Affiliates or 5% owners of the Voting Securities of the Issuer); for which purposes, shares voted by MSDW pursuant to the proxy mentioned in the preceding sentence shall not constitute shares held by the Issuer's public shareholders. The Issuer will cooperate with WCAS and its FCC Affiliates and will take all steps necessary to ensure that the votes of WCAS and its FCC Affiliates are cast in compliance with this subsection.

                                  ARTICLE 5.
                                  STANDSTILL

SECTION 5.01   Acquisition of Voting Securities/Board Control.
               ----------------------------------------------
(a) Each Holder agrees that, except for the Warrants issued pursuant to the Series B Purchase Agreement and the Warrants issued to WCAS Capital Partners III, L.P. in connection with the $95,000,000 13 1/2% Subordinated Notes due 2011 (and any Common Shares issued upon exercise of such Warrants), and any other equity securities of the Issuer that can be acquired in connection with the commitment to provide debt financing, or the funding thereof, for the transactions contemplated in the Series C Purchase Agreement, until the tenth anniversary of the date hereof, such Holder and its Affiliates will not, directly or indirectly (including through any controlled entity), (i) purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, ownership (including, without limitation, beneficial ownership) of any voting securities of the Issuer, any direct or indirect rights or options to acquire voting securities, any assets or business of the Issuer or any bank debt, claims or other obligations of the Issuer or any options to acquire such ownership (including from a third party) without the Issuer's prior written consent, except for the Preferred Shares and the Common Shares into which such Preferred Shares are convertible; (ii) solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Issuer, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Issuer or its securities or assets; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a "group" in connection with any of the foregoing; or
(v) participate in any effort to do any of the foregoing or make any public announcement with respect to the foregoing. For purposes of this Section 5.01, "controlled entity" shall mean, with respect to any Person, any entity in which such Person owns the majority of the voting securities or has the ability (whether through the ownership of voting securities, contract or otherwise) to elect a majority of the board of directors or other similar governing body or has the authority to control or direct the investment decisions of such entity. Nothing in this Section 5.01 shall limit the activities of any Affiliate of Morgan Stanley Incorporated (other than any Holder) that is (1) a broker/dealer,
(2) an affiliate of a broker/dealer involved in financing, securities, commodities or derivatives activities in the ordinary course of business, (3) a registered investment adviser, (4) an investment company, whether registered or unregistered, or (5) a portfolio company of any such investment company, unless the persons conducting business on behalf of such Affiliate had access to material non-public information with respect to the Issuer.

(b) Notwithstanding anything to the contrary herein, the parties hereto agree that the provisions of this Section 5.01 shall apply only to the Holders, their Affiliates and their controlled entities and not to any of their partners, members, securityholders, or portfolio companies (that are not controlled entities) that are not otherwise a holder of Shares and a Holder under this Agreement.

                                  ARTICLE 6.
                                 MISCELLANEOUS

SECTION 6.01   Headings. The headings in this Agreement are for convenience of
               --------
reference only and shall not control or affect the meaning or construction of any provisions hereof.

SECTION 6.02   No Inconsistent Agreements. The Issuer will not hereafter enter
               --------------------------
into or amend any agreement with respect to its securities which prevents the Issuer from discharging its obligations under this Agreement or grant rights superior to the rights granted to the Holders in this Agreement.

SECTION 6.03   Entire Agreement. The Transaction Agreements constitute the
               ----------------
entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein. The Transaction Agreements supersede all prior agreements and understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof. This Agreement supersedes the Original Shareholder Agreement.

SECTION 6.04   Notices. All notices, requests and other communications to any
               -------
party hereunder shall be in writing (including telecopier) and shall be deemed to have been duly given or made if sent by telecopy, delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or telecopier number set forth on the signature pages hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 6.05   Applicable Law; Submission to Jurisdiction. The corporate law of
               ------------------------------------------
the Commonwealth of Virginia shall govern all issues and questions concerning the relative rights and obligations of the Issuer and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 6.04 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

SECTION 6.06   Severability. The invalidity or unenforceability of any
               ------------
provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

SECTION 6.07   Successors, Assigns, Transferees. The provisions of this
               --------------------------------
Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Holder, except (i) as specifically provided pursuant to the terms hereof and (ii) in connection with a Transfer of securities of the Issuer described in Section 2.02 and otherwise permitted pursuant to the terms hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 6.08   Amendments; Waivers.
               -------------------

(a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or ' the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

SECTION 6.09   Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6.10   Recapitalization, etc. In the event that any capital stock or
               ----------------------
other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

SECTION 6.11   Remedies. The parties hereto acknowledge and agree that in the
               --------
event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.

SECTION 6.12   Reasonable Best Efforts. Subject to the terms and conditions of
               -----------------------
this Agreement, the Issuer and each of the Holders will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to give effect to the terms and conditions of the Transaction Agreements.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                              CFW COMMUNICATIONS COMPANY

                                              By:_____________________________
                                                 Name:
                                                 Title:


                                              Address for notices:
                                              -------------------


                                              CFW Communications Company
                                              401 Spring Lane, Suite 300
                                              Waynesboro, VA 22980
                                              Facsimile: (540) 956-3595
                                              Attention: Warren Catlett


                                              With a copy to:


                                              Hunton & Williams
                                              Bank of America Plaza
                                              Suite 4100
                                              600 Peachtree Street, NE
                                              Atlanta, GA 30308-2216
                                              Facsimile: (404) 888-4190
                                              Attention: David Carter, Esq.

                                            WELSH, CARSON, ANDERSON & STOWE
                                             VIII, L.P.


                                            By: WCAS VIII Associates, LLC, as
                                                General Partner


                                                By:____________________________
                                                   Name:
                                                   Title:  Managing Member





                                            Address for notices:
                                            -------------------

                                            320 Park Avenue, Suite 2500
                                            New York, NY 10022
                                            Facsimile: (212) 893-9570
                                            Attention: Jonathan M. Rather

                                            with a copy to:
                                            --------------

                                            Kirkland & Ellis
                                            Citigroup Center
                                            153 East 53/rd/ Street
                                            New York, NY 10022
                                            Facsimile: (212) 446-4900
                                            Attention: Michael Movsovich, Esq.

                                            WELSH, CARSON, ANDERSON & STOWE
                                             IX, L.P.


                                            By: WCAS IX Associates, LLC, as
                                                General Partner



                                               By: ____________________________
                                                   Name:
                                                   Title: Managing Member


                                            Address for notices:
                                            -------------------


                                            320 Park Avenue, Suite 2500
                                            New York, NY 10022
                                            Facsimile: (212) 893-9570
                                            Attention: Jonathan M. Rather

                                            with a copy to:
                                            --------------

                                            Kirkland & Ellis
                                            Citigroup Center
                                            153 East 53/rd/ Street
                                            New York, NY 10022
                                            Facsimile: (212) 446-4900
                                            Attention: Michael Movsovich, Esq.

                                        WCAS CAPITAL PARTNERS III, L.P.


                                        By: WCAS CP III Associates, L.L.C., its
                                            general partner



                                             By:________________________________
                                                Name:
                                                Title: Managing Member


                                        Address for notices:
                                        -------------------

                                        320 Park Avenue, Suite 2500
                                        New York, NY 10022
                                        Facsimile: (212) 893-9570
                                        Attention: Jonathan M. Rather

                                        with a copy to:
                                        --------------

                                        Kirkland & Ellis
                                        Citigroup Center
                                        153 East 53/rd/ Street
                                        New York, NY 10022
                                        Facsimile: (212) 446-4900
                                        Attention: Michael Movsovich, Esq.

                                            MORGAN STANLEY DEAN WITTER
                                             EQUITY FUNDING, INC.



                                            By:_________________________________
                                               Name:
                                               Title:


                                            Address for notices:
                                            -------------------

                                            1585 Broadway
                                            New York, NY 10036
                                            Facsimile:
                                            Attention:

                                        By:_____________________________________

                                        Name: Jonathan M. Rather as Attorney-in-
                                              fact for the individual investors
                                              listed below:

                                                  Patrick J. Welsh
                                                  Russell L. Carson
                                                  Bruce K. Anderson
                                                  Andrew M. Paul
                                                  Thomas E. McInerney
                                                  Robert A. Minicucci
                                                  Lawrence B. Sorrel
                                                  Anthony J. de Nicola
                                                  Paul B. Queally
                                                  Rudolph E. Rupert
                                                  Jonathan M. Rather
                                                  D. Scott Mackesy
                                                  Sanjay Swani
                                                  John D. Clark
                                                  Sean M. Traynor
                                                  John Almeida
                                                  Eric J Lee


                                         Address for notices:
                                         -------------------

                                         c/o Welsh, Carson, Anderson & Stowe
                                         320 Park Avenue, Suite 2500
                                         New York, NY 10022
                                         Facsimile: (212) 893-9570
                                         Attention: Jonathan M. Rather


                                         with a copy to:
                                         --------------

                                         Kirkland & Ellis
                                         Citigroup Center
                                         153 East 53/rd/ Street
                                         New York, NY 10022
                                         Facsimile: (212) 446-4900
                                         Attention: Michael Movsovich, Esq.